THIRD ALLONGE AND MODIFICATION AGREEMENT

This THIRD ALLONGE AND MODIFICATION AGREEMENT ("Modification") is entered into this 5th day of February, 2015 and effective as of the 31st day of December, 2014, by and among JOHN D. GIBBS ("Lender"); and ATHENA SILVER CORPORATION, a Delaware corporation ("Borrower");

RECITALS

A.

Borrower executed and delivered to Lender its Credit Agreement dated July 18, 2012, as previously amended (the “Credit”).

B.

Under the Credit, the Borrower has drawn advances, each evidenced by an Unsecured Convertible Credit Note (the “Note”).

C.

Borrower and Lender executed a Second Allonge and Modification Agreement dated December 31, 2013 (the “Allonge”) which provided that the maturity date of the Credit, Loan and Notes shall be extended to December 31, 2014 (the “Maturity Date”).

D.

Borrower has requested, and Lender is willing to agree to, a further extension of the Maturity Date of the Credit and Notes and an increase in the Maximum Credit Balance as that term is defined within the Credit and Note.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Acknowledgement of Recitals.  Borrower and Lender acknowledge and agree that the foregoing Recitals are true and correct statements of fact and that as of the date of this Modification, they are indebted to Lender for the Current Outstanding Balance as set forth in the foregoing Recitals

2.

Modification of Credit.  As of the effective date of this Modification, the terms of the Credit and Notes shall be modified as follows:

“2.1

Maturity Date.  The maturity date of the Credit, Loan and Notes shall be extended to December 31, 2015 ("Maturity Date").

2.2

Credit Facility.  The Lender hereby agrees to increase the total credit facility available to Borrower to the maximum amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) (the “Maximum Credit Balance”).

3.

Authority to Enter into this Modification.  Borrower hereby states that it has the requisite authority to enter into this Modification and hereby indemnifies Lender from any and all claims or losses which Lender may incur as a result of any party lacking the necessary requisite authority to enter into this Modification.  All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by Lender to properly and further effectuate the terms of this Modification.

4.

Governing Law.  This Modification shall be governed by the laws of the State of Delaware.  The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

5.

No Representations Language/No Endorsement of Success or Feasibility.  Borrower understands and agrees that Lender's consent to this Modification is not to be construed by it or any other party as an endorsement or acknowledgment by Lender, either explicitly or implicitly, of the feasibility or likelihood of success of this Modification.  Further, Lender makes no representations regarding the tax consequences of this transaction.

6.

Successors Bound/Integration.  The provisions of this Modification shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto.  This Modification incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

7.

Severability.  The invalidity or unenforceability of any term or provision of this Modification shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Modification shall be valid and enforceable to the fullest extent permitted by law.

8.

Counterparts.  This Modification may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the undersigned have caused this Second Allonge and Modification to be executed as of the day and year first above written.

ATHENA SILVER CORPORATION,

JOHN D. GIBBS

a Delaware corporation

By:  /s/ John C. Power

/s/ John D. Gibbs

          John C. Power, President

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